UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

__________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On January 17, 2013, David Becker informed the Company that he will resign as Chief Financial Officer of Pernix Therapeutics Holdings, Inc. (the “Company”), due to personal reasons, effective March 31, 2013.  Mr. Becker will be paid his current base salary through the effective date of his resignation.  Mr. Becker has agreed to continue in a consulting role with the Company following his resignation.

On January 18, 2013, Charles Hrushka stepped down as Vice President of Sales & Marketing of the Company effective immediately.  Mr. Hrushka will be paid his current base salary through the effective date of his resignation.  Mr. Hrushka has agreed to continue in a consulting role with the Company.

Item 8.01	Other Events

On January 24, 2013, the Company issued a press release announcing the restructuring and integration of the Company’s sales force following its acquisition of Cypress Pharmaceuticals, Inc. and Hawthorn Pharmaceuticals, Inc. on December 31, 2012.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)      Exhibits.

Exhibit Number	Description

99.1	Press release by Pernix Therapeutics Holdings, Inc. dated January 24, 2013

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: January 24, 2013	By:	/s/ Cooper C. Collins
Cooper C. Collins
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release by Pernix Therapeutics Holdings, Inc. dated January 24, 2013